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                                                                   Exhibit 10.14


                              CONSULTING AGREEMENT


         AGREEMENT effective the 8th day of August, 2003 between DIVERSIFIED SECURITY SOLUTIONS, INC., ( the "Company"), having an office at 280 Midland Avenue, Saddle Brook New Jersey 07663, and PROTECTIVE COUNTER MEASURES & CONSULTING, INC. ("PCC"), having an address at 70 Red Oak Lane, White Plains, New York 10604.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and Sal Lifrieri have entered into an agreement (the "Termination Agreement"), dated the date hereof pursuant to which, Sal Lifrieri, the sole shareholder of PCC, agreed to terminate the Employment Agreement between him and the Company, dated August 13, 2002, and the Company agreed to contract with PCC in consideration of the waiver by Mr. Lifrieri his rights pursuant to the Employment Agreement, including the right to severance payable upon a termination for convenience and a discount to be provided by PCC in respect to consulting services to be provided pursuant to this agreement; and

         WHEREAS, the Company and PCC desire to cooperate with each other in soliciting business consistent with the terms and conditions of the Termination
Agreement:

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

         1. Term and Performance. For a period of twenty four (24) months from the date hereof, PCC shall provide consulting services (such services shall include those services that PCC provides, or would provide to other entities and or businesses) to the Company at a price thirty percent (30%) less than its listed or customary price for charged other customers.

         2. Compensation and Related Matters. In consideration of PCC providing a 30% discount on consulting services to the Company as provided in paragraph 1, the Company agrees





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to pay PCC a monthly fee of Eleven Thousand, Four Hundred Forty Five Dollars
($11,445) for 12 months commencing on the 8th day after the Termination Agreement is executed by Mr. Lifrieri. This monthly fee shall be paid in addition to any consulting services billed by PCC to the Company at a 30% discount pursuant to this agreement. The Company for 24 months from the effective date of the Consulting Agreement further agrees to provide PCC with engineering services and computer aided design services for the design of security systems at a 30% discount to listed or customary prices charged for such services to other customers of the Company. The thirty percent (30%) discount shall not be applicable to out-of-pocket expenses incurred by either PCC or the Company. The Consulting Payment shall be paid as provided for in the Termination Agreement . The Company shall pay a late fee equal to Five percent (5%) of each monthly fee not received by PCC within five business days of the date upon which it is due. Before incurring any expenses for which it intends to seek reimbursement from the other party, each party will obtain the other party's written consent.

         3. Termination of Payments. The Company shall no longer be obligated to make the Consulting Payment in the event it is determined after arbitration in New York City pursuant to the rules of the American Arbitration Association then in effect, that the Company is entitled cease making such Consulting Payments pursuant to the Termination Agreement. In the event of any such arbitration, fees of the prevailing party for arbitration, attorneys fees and reasonable and documented costs shall be paid by the losing party.

         4. Representations. PCC and the Company represent and warrant to each other and agree that:

               (a) That execution or performance by PCC and the Company of this Agreement is not prohibited by or does not constitutes or will not constitute, directly or

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indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which PCC or the Company is a a party or by which it is bound.

             (b) That PCC is an independent contractor to the Company and PCC and will not be deemed an employee of the Company for any purpose whatsoever. Without limiting the foregoing, all taxes arising from or in connection the Consulting Payment for the services provided under this Agreement shall be borne by PCC, and paid by PCC to appropriate taxing authorities. Neither party nor such party's directors, officers, employees or agents, shall bind or make any commitment on behalf of the other party; and

             (c) the provisions of this paragraph shall survive the expiration or termination of this Agreement for any reason.

         5. Confidential Information. PCC and the Company agree that neither party shall at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or divulge to any person other than as mutually agreed to by the parties, or appropriate, use or cause, permit or induce any person to appropriate or use, any proprietary, secret or confidential information of PCC or the Company which has been disclosed by one to the other and designated as "confidential" in writing, including, without limitation, knowledge or information relating to its trade secrets, business methods, the names or requirements of its customers or the prices, credit or other terms extended to its customers, all of which are and will be of great value to PCC and the Company and shall at all times be kept confidential. Upon termination or expiration of this Agreement, PCC and the Company shall promptly deliver or return to each other all materials of a proprietary, secret or confidential nature which were designated as confidential when provided, or within a reasonable time after being provided, together with any other property which may have theretofore been delivered to

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or may then be in possession of PCC or the Company. The provisions of this paragraph shall survive the expiration or the termination of this Agreement for any reason.

         6. Miscellaneous.

            (a) Notices. Except as otherwise provided herein, all notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to the Company or to PCC at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the second day after the date of mailing if mailed.

            (b) Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of PCC under this Agreement may not be assigned or delegated.

            (c) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to the conflicts of laws principles thereof. Any action brought in connection with this Agreement shall be brought in the federal or state courts located in the State of New Jersey, and the parties hereto hereby irrevocably consent to the jurisdiction of such courts. The parties each hereby further agree to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the State or federal courts of the State of New Jersey, and agree that



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service of process upon a party hereto mailed by certified mail to party's address shall be deemed in every respect effective service of process upon such in any such suit, action or proceeding.

            (d) Entire Agreement; Modification; Waiver; Interpretation. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   DIVERSIFIED SECURITY SOLUTIONS, INC.



                                   By:
                                       --------------------------------
                                   Irvin Witcosky
                                   President and Chief Executive Officer
                                   Executed: August __, 2003


                                   PROTECTIVE COUNTER MEASURES &
                                            CONSULTING, INC.


                                   By:
                                       --------------------------------
                                   Sal Lifrieri
                                   (title)
                                   Executed August ____, 2003


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